Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of the 28th day of March, 2018, to EMPLOYMENT AGREEMENT, entered into as of the November 4, 2016 (the “Agreement”), by and between MFA FINANCIAL, INC., a Maryland corporation (“MFA” or the “Company”), and Craig L. Knutson (the “Executive”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Agreement pursuant to which the Company employs the Executive as President and Chief Operating Officer of the Company (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement);

WHEREAS, on July 28, 2017, the Executive was appointed Co-Chief Executive Officer of the Company and on August 16, 2017, the Executive was appointed Chief Executive Officer of the Company; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein to reflect the Executive’s appointment as Chief Executive Officer of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof:

1.             Paragraph 2 (Position; Duties and Responsibilities) of the Agreement is hereby amended by deleting subparagraph (a) thereof in its entirety and replacing it with the following:

“(a)  During the Term of Employment, commencing as of July 28, 2017, the Executive shall be employed as the Chief Executive Officer and President of MFA, reporting directly to the Board of Directors of MFA (the “Board of Directors”), with such duties and day-to-day management responsibilities as are customarily performed by persons holding such offices at similarly situated mortgage REITs and such other duties as may be mutually agreed upon between the Executive and the Board of Directors.”

2.             Exhibit A (Annual Performance Bonus) to the Agreement is hereby amended by deleting Paragraph 2 (Target Bonus) thereof in its entirety and replacing it with the following:

“2.  Target Bonus.  For each Performance Period commencing after November 30, 2017, the Executive’s target annual bonus (the “Target Bonus”) shall be $2,000,000.  The Executive is eligible to receive an Annual Bonus from zero to two times the Target Bonus for each Performance Period, based on performance as described below.”

3.             Exhibit A (Annual Performance Bonus) to the Agreement is hereby amended by deleting the third sentence of the first subparagraph of Paragraph 7 (Form of Payment) thereof in its entirety and replacing it with the following:

“For the Performance Period commencing on December 1, 2016, to the extent that the Annual Bonus exceeds the Base Salary for the year to which it relates, then (i) 33% of the excess amount will be paid in the form of restricted stock with a fair market value equal to 33% of the excess on the date of grant, and (ii) 67% of the excess amount will be paid in cash, and for each Performance Period commencing on or after December 1, 2017, to the extent that the Annual Bonus exceeds the Base Salary for the year to which it relates, then (A) 50% of the excess amount will be paid in the form of restricted stock with a fair market value equal to 50% of the excess on the date of grant, and (B) 50% of the excess amount will be paid in cash.”

4.             Exhibit B (Summary of Company’s Long Term Incentive Program) to the Agreement is hereby amended by deleting Paragraph 1 (Annual Grants) thereof in its entirety and replacing it with the following:

“1.           Annual Grants.

To the extent that the Executive is still employed by MFA on the applicable grant date, within ten (10) business days following the Effective Date of the Agreement and in the first calendar quarter of each of 2018 and 2019, the Executive shall receive grants of restricted stock units subject to time vesting (“TRSUs”) and restricted stock units which vest based on the achievement of performance goals (“PRSUs”).  The TRSU and PRSU grants shall be subject to the terms of the applicable award agreements and the Equity Compensation Plan.”

5.             Exhibit B (Summary of Company’s Long Term Incentive Program) to the Agreement is hereby amended by deleting the first sentence of Paragraph 2 (TRSUs) thereof in its entirety and replacing it with the following:

“The annual grant of TRSUs made in each of 2018 and 2019 will provide for a grant of TRSUs with respect to 82,500 shares of MFA common stock.”

6.             Exhibit B (Summary of Company’s Long Term Incentive Program) to the Agreement is hereby amended by deleting the second subparagraph of Paragraph 3 (PRSUs) thereof in its entirety and replacing it with the following:

“The annual grant of PRSUs made in each of 2018 and 2019 will provide for a target grant of 61,250 Absolute TSR PRSUs (the “Absolute TSR Target Award”) and a target grant of 61,250 Relative TSR PRSUs (the “Relative TSR Target Award”).”

7.             Exhibit B (Summary of the Company’s Long Term Incentive Program) to the Agreement is hereby amended by deleting the second sentence of the first paragraph under the

Example Calculations (Absolute TSR PRSUs) in its entirety and replacing it with the following:

“The examples below are intended to be used purely for illustrative purposes and assume an Absolute TSR Target Award of 52,500 PRSUs.”

8.             Exhibit B (Summary of the Company’s Long Term Incentive Program) to the Agreement is hereby amended by deleting the second sentence of the first paragraph under the Example Calculations (Relative TSR PRSUs) in its entirety and replacing it with the following:

“The examples below are intended to be used purely for illustrative purposes and assume a Relative TSR Target Award of 52,500 PRSUs.”

9.             For the avoidance of doubt, nothing in this Amendment shall modify in any manner (a) the TRSUs granted to the Executive prior to the date of this Amendment, or (b) the PRSUs granted to the Executive prior to the date of this Amendment.

10.          Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

11.          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.          This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to its choice of law provisions).

13.          This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.  The Agreement, as amended by this Amendment, contains the entire agreement between MFA and the Executive concerning the subject matter thereof, as amended by this Amendment, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

MFA FINANCIAL, INC.

By:	/s/ Robin Josephs
	Name:	Robin Josephs
	Title:	Chair, Compensation Committee of the Board of Directors

EXECUTIVE:

/s/ Craig L. Knutson
Craig L. Knutson